Exhibit 99.1

MEDIA STATEMENT

TCF Financial Corporation • 200 Lake Street E • Wayzata, MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman	(952) 475-7050	news@tcfbank.com	(Media)
Timothy Sedabres	(952) 745-2766	investor@tcfbank.com	(Investors)

TCF Financial Corporation Issues Statement
Regarding Its Agreement with the Bureau of Consumer Financial Protection and the Office of the Comptroller of the Currency

WAYZATA, Minn. (July 20, 2018) - TCF Financial Corporation ("TCF") (NYSE:TCF) today issued the following statement regarding the settlement filed today that resolves its litigation with the Bureau of Consumer Financial Protection (the "BCFP") and regulatory matters brought by the Office of the Comptroller of the Currency (the "OCC") related to its overdraft opt-in practices.

"We are pleased to have reached a resolution to an issue that dates back to the time period between 2010 and 2013 related to TCF's implementation of changes to Regulation E in 2010 that required banks to provide customers with the opportunity to opt in to overdraft protection for ATM and one-time debit card transactions. We believe that we have thoroughly addressed these issues and that our disclosures comply with all laws and regulations. We believe it is in the best interests of our customers, shareholders and other stakeholders to avoid continuing a protracted and expensive lawsuit, and instead focus solely on executing our strategy to grow our business and drive value for our shareholders.

"We always strive to treat our customers with integrity and fairness and deliver a quality banking experience that addresses their evolving needs and complies with all applicable laws and regulations. We believe we have gone above and beyond compliance standards outlined in Regulation E. We were among the first banks in the U.S. to adopt the Pew Charitable Trust model - widely regarded as the highest standard for this disclosure - for presenting our account terms and conditions to customers. In fact, the OCC notes in its consent order that during the period in question we provided customers with written disclosures concerning our overdraft service that complied with the technical requirements of Regulation E.

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"Even though we provided our customers with written disclosures about our overdraft service that fully complied with the law and regulations, there is a possibility that some customers may not have fully understood their options for participating in the service between 2010 and 2013. We are actively working with our regulators to determine how the agreed-upon restitution pool will be distributed to eligible current and former account holders. We expect to have the restitution plan approved by the OCC and BCFP by the fall, and to begin restitution payments before the end of 2018. Following regulatory approval of this plan, eligible current customers will receive a statement credit and eligible former customers will receive a check sent to the last known address we have on file for them. Customers eligible for a refund do not need to take any action. Additional information and frequently asked questions about the restitution process can be found at tcfbanksettlement.com.

"Our overdraft service is a valuable option for many of our customers. We value our customers and have a deep understanding of their banking needs, how they use our products, and how they use our overdraft service."

About TCF
TCF is a Wayzata, Minnesota-based national bank holding company. As of March 31, 2018, TCF had $23.4 billion in total assets and 318 bank branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit tcfbank.com.

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TCF Financial Corporation Issues Statement
Regarding Its Agreement with the Bureau of Consumer Financial Protection and the Office of the Comptroller of the Currency - page 2